KPMG LLP

Two Financial Center

60 South Street

Boston, MA 02111

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-273834, 333-270560, 333-263588, 333-258763, 333-254192, 333-250033, 333-249275, 333-237123, 333-230363, and 333-222746) on Form S-8 and (Nos. 333-263587 and 333-256088) on Form S-3 of our report dated March 19, 2024, with respect to the consolidated financial statements of Adicet Bio, Inc.

/s/ KPMG LLP

Boston, Massachusetts
March 19, 2024